Exhibit 5.1

Form of Opinion of McGuireWoods LLP

 August 31, 2007

The Great Atlantic & Pacific Tea Company
Two Paragon Drive
Montvale, NJ 07645

Re: Registration of Shares Pursuant to Merger Agreement

Ladies and Gentlemen:

This opinion is furnished in our capacity as special Maryland counsel for The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-4, as amended (which, together with the prospectus and any prospectus supplement relating thereto (both the prospectus and any such supplement being, collectively, the “Prospectus”) shall hereinafter be referred to collectively as the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and registration by the Company of an aggregate of up to 6,780,537 shares (the “Shares”) of common stock of the Company, par value $1.00 per share (the “Common Stock”), in connection with that certain Agreement and Plan of Merger dated March 4, 2007 by and among the Company, Sand Merger Corp. and Pathmark Stores, Inc. (the “Merger Agreement”).

In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)	Articles of Incorporation of the Company, as amended and restated through July 1987 (as attached as Exhibit 3.1 to the Registration Statement) (the “Charter”);

(b)	Amended and Restated Bylaws of the Company, as amended and restated through October 6, 2005 (as attached as Exhibit 3.2 to the Registration Statement);

(c)	Those certain resolutions adopted March 4, 2007 by the Board of Directors of the Company (collectively, the “Authorizing Board Resolutions”);

(d)	Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland;

(e)	the Registration Statement; and

(f)	Such other certificates, records and copies of executed originals, final forms and draft forms of documents as we deemed necessary for the purpose of this opinion.

With respect to this opinion, we have assumed: (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies; (ii) that the stockholders of the Company will approve the issuance of the Shares in connection with the Merger Agreement by affirmative vote of the holders of a majority of shares of Company common stock cast on such proposal at a duly called meeting thereof (the “Stockholder Approval”); and (iii) that the Charter amendments to exempt the transactions contemplated by the Merger Agreement and the agreements entered into in connection therewith from the preemptive rights provisions of Article VII of the Company’s Charter will be approved by the stockholders by the affirmative vote of two-thirds of the outstanding shares of A&P common stock and filed with and accepted for record by the State Department of Assessments and Taxation of Maryland, and all other conditions to the effectiveness of the merger as contemplated by the Merger Agreement will be satisfied. We have not independently verified any factual matters or reviewed any documents other than the documents referred to above and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification or review. As to matters of fact that have not been independently established, we have relied upon representations of officers of the Company.

We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of Maryland.

Based upon the foregoing, we are of the opinion that the Shares are duly authorized under the Charter of the Company and, when issued pursuant to the Merger Agreement and in accordance with the Registration Statement, Authorizing Board Resolutions and Stockholder Approval, and upon receipt by the Company of the consideration set forth in the Merger Agreement, will be legally issued, fully paid and nonassessable.

The foregoing further assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ McGuireWoods LLP

McGuireWoods LLP